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                                                                   EXHIBIT 10.25
                                                                 [PNC BANK LOGO]



November 8, 1999



Richard J. DePiano
Chairman and Chief Executive Officer
Escalon Medical Corp.
351 E. Conestoga Road
Wayne, PA  19087

Fax:      610-688-3641
Phone:    610-688-6830

Subject: CONFIRMATION OF RATE CAP TRANSACTION DATED AS OF NOVEMBER 8, 1999 BETWEEN ESCALON MEDICAL CORP. ("ESCALON") AND PNC BANK, NATIONAL ASSOCIATION ("PNC").

Dear Rich:

The purpose of this letter agreement is to confirm the terms and conditions of the Rate Cap Transaction (the "Transaction") entered into between Escalon and PNC on the Trade Date specified below. This letter constitutes a "Confirmation" as referred to in the ISDA Master Agreement (the "Master Agreement") specified below.

1. The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

2. If Escalon and PNC are parties to an ISDA Master Agreement that sets forth the general terms and conditions applicable to transactions between Escalon and PNC (a "Master Agreement"), this Confirmation supplements, forms a part of, and is subject to, such Master Agreement. If Escalon and PNC are not yet parties to a Master Agreement, this Confirmation will supplement, form a part of, and be subject to, a Master Agreement upon its execution by Escalon and PNC. All provisions contained or incorporated by reference in such Master Agreement shall govern this Confirmation, except as modified expressly below. In addition, if a Master Agreement has not been executed, this Confirmation will itself evidence a complete binding agreement between Escalon and PNC as to the terms and conditions of the Transaction to which this Confirmation relates.

3. Each party represents and warrants to agree with the other party as follows:

     (a) Such party is fully informed of and capable of evaluating, and has evaluated, the potential financial benefits and risks, the tax and accounting implications, the appropriateness in light of its



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     individual financial circumstances, business affairs, and risk management capabilities, and the conformity to its policies and objectives, of this Transaction.

     (b) Such party has entered into this Transaction in reliance only upon its own judgment. Neither party holds itself out as advising, or any of its employees or agents as having the authority to advise, the other party as to whether or not it should enter into this Transaction, and neither party shall have any liability whatsoever in respect of any advice of such nature given, or views expressed, by it or any such persons to the other party, whether or not such advice is given or such views expressed at the request of the other party.

     (c) Such party has entered into this Transaction for purposes of hedging and not for the purpose of speculation.

4. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:               Rate Cap Transaction

Notional Amount:                   USD $3,000,000

Trade Date:                        November 8, 1999

Effective Date:                    November 22, 1999

Termination Date:                  January 1, 2002, subject to adjustment in
                                   accordance with the Modified Following
                                   Banking Day Convention.

Fixed Rate Payer:                  For purposes of this Rate Cap Transaction,
                                   there shall be no Fixed Rate Payer.

Floating Rate Payer:               PNC

Cap Rate:                          9.00%

Floating Rate Option:              USD-Prime-H.15

Designated Maturity:               One(1) month

Floating Rate Day Count
Fraction:                          Actual/360

Floating Rate for
Initial Calculation Period:        To be determined

Reset Dates:                       Daily

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                                                                November 8, 1999
                                                                          Page 3





Averaging:                         Weighted

Floating Rate Payer
Payment Dates:                     The 1st day of each month, commencing on
                                   December 1, 1999, and ending on January 1,
                                   2002, subject to adjustment in accordance with the Modified Following Banking Day convention.

Payment to PNC:                    Escalon will pay PNC a fee of USD $33,900.00
                                   no later than November 10, 1999.

Payment Instructions to PNC:       PNC Bank, Pittsburgh
                                   ABA#: 043-000-096
                                   Acct: Investment Operations
                                   Acct#: 196030411
                                   Attn: Derivative Products

Payments to Escalon shall be made in immediately available funds to:

                                [PLEASE ADVISE]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation, returning a copy to Sue Navadauskas via fax (412/762-8667) and returning the original to Sue Navadauskas at One PNC Plaza - 9th Floor, 249 Fifth Avenue, Pittsburg, PA 15222 via Overnight delivery. Sue's phone number is (412/762-2697).

Yours sincerely,                   Accepted and agreed as of the
                                   date first above written:

PNC BANK, NATIONAL ASSOCIATION     ESCALON MEDICAL CORP.

By: /s/ Charlotte B. McLaughlin    By: /s/ Richard J. DePiano
   ----------------------------       -----------------------
Name:   Charlotte B. McLaughlin    Name:   Richard J. DePiano

Title:  Senior Vice President      Title:  Chairman and Chief Executive Officer